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                                  EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-80995 of Cox Communications, Inc. on Form S-8 of our report dated May 2, 1997, appearing in this Annual Report on Form 11-K of Cox Communications, Inc. Savings and Investment Plan for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 27, 1997

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